                                 EXHIBIT 10.4

                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS EMPLOYMENT AGREEMENT is made and entered into October 30, 1995 by and between SIZZLER INTERNATIONAL, INC., a Delaware corporation ("SIZZLER"), and TIMOTHY J. RYAN ("RYAN"), an individual resident of California.

                                   RECITALS
                                   --------

          A. SIZZLER owns and operates, and franchises to others, restaurants doing business under the "SIZZLER" and other proprietary names in the U.S. and abroad.

          B. SIZZLER desires to employ RYAN, and RYAN desires to be employed, on the terms and conditions set forth in this Agreement.

                                   AGREEMENT
                                   ---------

          Accordingly, in consideration of the mutual covenants contained herein, the parties agree as follows:

          1.   TERM OF AGREEMENT. The term of this Agreement shall be for a
               ------------------
period of three years, beginning on the date hereof.

          2.   EMPLOYMENT
               ----------

               2.1  Employment of RYAN.  SIZZLER hereby employs RYAN as its
                    ------------------
Senior Executive Vice President and President of its SIZZLER USA Division. RYAN hereby accepts such employment on the terms and conditions of this Agreement.

               2.2  Position and Authority.  RYAN shall serve as the Senior
                    ----------------------
Executive Vice President of SIZZLER and President of its SIZZLER USA Division, and shall have the powers and authority of management usually vested in those offices in a corporation, and such other powers and authority as may be prescribed by the Board of Directors or the Bylaws of SIZZLER. In his position, RYAN will report directly to the Chief Executive Officer of SIZZLER.

               2.3  Duties.  RYAN shall devote his full business time, attention
                    ------
and best efforts to the affairs of SIZZLER during the term of this Agreement; provided, however, that he may serve as a director of other corporations and entities and may engage in other activities to the extent that they do not inhibit the performance of his duties under this Agreement, or conflict with the business or interest of SIZZLER.

               2.4  Existing Commitments.  SIZZLER recognizes RYAN has certain
                    --------------------
existing commitments for consulting services to be performed for or on behalf of the Monterey Pasta Company, Taco Bell Corporation, and his own, development stage, healthy food concept restaurant. The Monterey Pasta Company commitment for consulting services is expected to be fulfilled by December 31, 1995. SIZZLER also recognizes that RYAN serves, and may continue to serve, as a member of the Board of Directors of the Monterey Pasta Company. RYAN expressly agrees to permit none of these activities to materially interfere with the performance of his duties under this Agreement. Any future proposed directorships or positions in business organization will be subject to review and approval by the SIZZLER Board of Directors. Non-business activities such as service on the board of, or for the benefit of, recognized industry association, educational, religious or other similar institutions need not be reviewed or approved by the Board of Directors.

               2.5  Place of Performance and Facilities. RYAN shall be based at
                    -----------------------------------
the principal executive offices of SIZZLER, except for required travel on SIZZLER business to an extent substantially consistent with industry practices. SIZZLER shall furnish RYAN with office space, accommodations, staff and executive and clerical assistance suitable to the character of his position, adequate for the performance of his duties and commensurate with those customarily provided to high level executives at SIZZLER.

          3.   COMPENSATION
               ------------

               3.1  Compensation.  During the term of this Agreement, SIZZLER
                    ------------
shall pay the amounts and provide the benefits described in this Section 3, and RYAN agrees to accept such amounts and benefits in full payment for RYAN's services under this Agreement.

               3.2  Base Salary.  SIZZLER shall pay to RYAN a base salary of
                    -----------
$250,000 annually in equal installments payable no less frequently than monthly. It is understood that SIZZLER will review annually and may, in the discretion of its Board of Directors, increase such base salary in light of his performance, inflation in cost of living, or other factors, and if so increased, it shall not thereafter be decreased.

               3.3  Incentive Award Program.  During the term of this Agreement,
                    -----------------------
RYAN shall be entitled to participate in the incentive award program described in EXHIBIT A hereto (the "Incentive Award Program"). SIZZLER shall review the Incentive Award Program annually and may, in the discretion of its Board of Directors, increase the Incentive Award Program benefits to RYAN in light of his performance and other factors, and if so increased, those benefits shall not thereafter be decreased.

               3.4  Other Benefits.  Ryan shall be entitled to participate in
                    --------------
all such pension, profit-sharing, stock purchase, retirement income, life insurance, accident insurance, salary continuation and/or disability income, survivor income, relocation, and all other benefit plans and perquisites (excepting, only, medical and dental, and auto [except as described in Section 5.2], benefit plans) as SIZZLER may make available to any other executive officer or employee of SIZZLER from time to time. In addition, SIZZLER shall reimburse RYAN for the cost of one medical physical examination per year. SIZZLER shall maintain in full force and effect all incentive compensation and other benefit plans and arrangements in effect on the date hereof, or plans or arrangements providing RYAN with at least equivalent benefits thereunder. SIZZLER shall not make any changes in such plans or arrangements which would adversely affect RYAN'S rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executives of SIZZLER and does not result in a proportionately greater reduction in the rights of or benefits to RYAN as compared with any other executive of SIZZLER. Nothing paid to RYAN under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to RYAN pursuant to Section 3.2. Any payments or benefits payable to RYAN hereunder in respect of any calender year during which he is employed for less than the entire calendar year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed.

               3.5  Vacations and Holidays.  RYAN shall be entitled to vacation
                    ----------------------
time in the amount and on the most favorable basis made available to any other officer or employee of SIZZLER from time to time. RYAN shall also be entitled to such holidays with full pay as SIZZLER generally affords its executive employees.

          4.   STOCK AND STOCK OPTIONS
               -----------------------

               Concurrently with the executive of this Agreement, SIZZLER shall execute and deliver, and shall offer to RYAN for his execution and delivery, an option agreement in the form attached hereto as EXHIBIT B.

          5.   REIMBURSEMENT OF EXPENSES
               -------------------------

               5.1  Travel and Other Expenses.  SIZZLER shall pay to or
                    -------------------------
reimburse RYAN for all reasonable business expenses incurred by him in connection with the performance of his duties under this Agreement, including, those for travel (air travel longer than 4 1/2 hours by business or first class, employing carrier upgrades where practicable), living expenses while away from home on business or at the request of and in the service of SIZZLER, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by SIZZLER.

               5.2  Automobile Expenses.  In lieu of providing its normal,
                    -------------------
medical and dental, and auto, benefit plans, and so as to avoid providing its normal housing and relocation assistance, SIZZLER shall provide RYAN with, or reimburse him for the reasonable cost of obtaining, limousine service (including auto phone and air time) between his home in Newport Beach, California, and his place of work at SIZZLER.

          6.   TERMINATION
               -----------

               RYAN'S employment under this Agreement may be terminated only under the following circumstances:

               6.1  Death. RYAN's employment under this Agreement shall
                    -----
terminate upon his death.

               6.2  Disability.  If, as a result of RYAN"S incapacity due to
                    ----------
physical or mental illness, he shall have been absent from his duties hereunder on a full-time basis for the entire period of three consecutive months, and within 30 days after written notice of termination is given (which may occur before or after the end of such three-month period) shall not have returned to the performance of his duties hereunder on a full-time basis, SIZZLER may terminate RYAN'S employment hereunder.

               6.3  Cause. SIZZLER may terminate RYAN'S employment under this
                    -----
Agreement for "Cause." For purposes of this Agreement SIZZLER shall have "Cause" to terminate RYAN'S employment hereunder upon: (a) the willful and continued failure by RYAN to substantially perform his duties hereunder (other than any such failure resulting from RYAN'S incapacity due to physical or mental illness) after demand for substantial performance is delivered by SIZZLER that specifically identifies the manner in which SIZZLER believe RYAN has not substantially performed his duties, or (b) the willful engaging by RYAN in misconduct which is materially injurious to SIZZLER, monetarily or otherwise. For purposes of this Section 6.3, no act, or failure to act, on RYAN'S part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of SIZZLER. Notwithstanding the foregoing, RYAN shall not be deemed to have been terminated for Cause without: (i) notice to RYAN setting forth the reason for SIZZLER'S intention to terminate for Cause, (ii) an opportunity for RYAN, together with counsel, to be heard before the Board of Directors of SIZZLER, and (iii) delivery to RYAN of a Notice of Termination as defined in Section 6.4.3 from the Chief Executive Officer of SIZZLER finding that in good faith opinion of such executive RYAN was guilty of conduct set forth above in clause (a) or (b), and specifying the particulars thereof in detail.


               6.4  Termination by RYAN. RYAN may terminate his employment
                    -------------------
hereunder: (a) for Good Reason or (b) if his health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or his life, provide that RYAN shall have furnished SIZZLER with a written statement from a qualified doctor to such effect and provided, further, that, at SIZZLER'S request, RYAN shall submit to an examination by a doctor selected by SIZZLER and such doctor shall have concurred in the conclusion of RYAN'S doctor.

                    6.4.1 For purposes of this Agreement, "Good Reason" shall mean: (a) failure by the Board of Directors to reelect RYAN as the Senior Executive Vice President of SIZZLER and President of the SIZZLER USA Division, or if he is removed from such offices, or if at any time during the term of this Agreement, he shall fail to be vested by SIZZLER with the powers and authority of the Senior Executive Vice President of SIZZLER and President of the SIZZLER USA Division, as described in Section 2.2, except in connection with a termination for Cause as contemplated by Section 6.3; (b) a Change in Control of SIZZLER; (c) a failure by SIZZLER to comply with any material provision of this Agreement which has not been cured within 10 days after notice of such noncompliance has been given by RYAN to SIZZLER, or (d) any purported termination of RYAN'S employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 6.4.3 (and for purposes of this Agreement no such purported termination shall be effective).

                    6.4.2 For purposes of this Agreement, a "Change in Control" of SIZZLER shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than SIZZLER or any "person" who on the date hereof is a director or officer of SIZZLER, is or becomes the "beneficial owner" (as defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of SIZZLER representing 20% or more of the combined voting power of SIZZLER'S then outstanding securities, or (b) during the term of this Agreement, individuals who at the beginning of the term constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of the term has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the term of this Agreement.

                    6.4.3 Any termination of RYAN'S employment by SIZZLER or by RYAN (other than termination pursuant to Section 6.1) shall communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of RYAN'S employment under the provision so indicated.

                    6.4.4 "Date of Termination" shall mean (i) if RYAN'S employment is terminated by his death, the date of his death, (ii) if RYAN'S employment is terminated pursuant to Section 6.2, thirty (30) days after Notice of Termination is given (provided that RYAN shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (iii) if RYAN'S employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within 30 days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

          7.   COMPENSATION UPON TERMINATION OR DURING DISABILITY
               --------------------------------------------------

               7.1 During any period that RYAN fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), RYAN shall continue to receive his full salary at the rate then in effect for such period until his employment is terminated pursuant to Section 6.2, provided that payments so made to RYAN during the first 90 days of the disability period shall be reduced by the sum of the amounts, if any, payable to RYAN at or prior to the time of any such payment under SIZZLER disability benefit plans and which were not previously applied to reduce any such payment.

               7.2 If RYAN'S employment is terminated by his death, SIZZLER shall pay to RYAN'S spouse, or if he leaves no spouse, to his estate, commencing on the next succeeding day which is the last day of the month, and monthly thereafter on the last day of each month, until a total of three payments has been made, an amount on each payment date equal to the monthly salary payment payable to RYAN pursuant to Section 3.2 hereof at the time of his death.

               7.3 If RYAN'S employment shall be terminated for Cause, SIZZLER shall pay RYAN his full salary through the Date of Termination.

               7.4 If (A) in breach of this Agreement, SIZZLER shall terminate RYAN'S employment other than pursuant to Section 6.2 or 6.3 (it being understood that a purported termination pursuant to Section 6.2 or 6.3 which is disputed and finally determined not to have been proper shall be a termination by SIZZLER in breach of this Agreement) or (B) RYAN shall terminate his employment for Good Reason, then

                    (i) SIZZLER shall pay RYAN his full salary through the Date of Termination;

                    (ii) In lieu of any further salary payments to RYAN for periods subsequent to the Date of Termination, SIZZLER shall pay to RYAN an amount equal to the product of (A) RYAN'S annual salary rate in effect as of the Date of Termination, multiplied by (B) the number of years (including partial years) remaining in the term of employment hereunder, plus one (1), such payment to be made (X) if resulting from a termination based an a Change of Control of SIZZLER, in a lump sum, on or before the fifth day following the Date of Termination, or (Y) if resulting from any other cause, in substantially equal monthly installments commencing with the month in which the Date of Termination occurs and continuing for the number of consecutive monthly payment dates (including the first such date as aforesaid) equal to the product obtained by multiplying the number of years (including partial years) applicable under (ii) (B) above by 12; and

                    (iii) if termination of RYAN'S employment arises out of a breach by SIZZLER of this Agreement, SIZZLER shall pay all other damages to which RYAN may be entitled as a result of such breach, including damages for any and all loss of benefits to RYAN under SIZZLER'S employee benefit plans which RYAN would have received if SIZZLER had not breached this Agreement and had RYAN'S employment continued for the full term provided in Section 2 (including specifically but without limitation the benefits which RYAN would have been entitled to receive pursuant to any SIZZLER retirement plans and any other supplemental retirement income plan or arrangement had his employment continued for the full term provided in Section 2 at the rate of compensation specified herein), and including all legal fees and expenses incurred by him as a result of such termination.

          7.5 Unless RYAN is terminated for Cause, SIZZLER shall maintain in full force and effect, for the continued benefit of RYAN for the number of years (including partial years) remaining in the term of his employment hereunder plus one (1), all employee benefit plans and programs in which RYAN was entitled to participate immediately prior to the Date of Termination provided that RYAN'S continued participation is possible under the general terms and provisions of such plans and programs. In the event that RYAN'S participation in any such plan or program is barred, SIZZLER shall arrange to provide RYAN with benefits substantially similar to those which RYAN would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

          7.6 RYAN shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise.

     8.   SUCCESSORS; BINDING AGREEMENT
          -----------------------------

          8.1 SIZZLER will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of SIZZLER, by agreement in form and substance satisfactory to RYAN, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that SIZZLER would be required to perform it if no such succession had taken place. Failure of SIZZLER to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle RYAN to compensation from SIZZLER in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "SIZZLER" shall be defined to mean and include any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               8.2 This Agreement and all rights of RYAN hereunder shall inure to the benefit of and be enforceable by RYAN's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If RYAN should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to RYAN's devisee, legatee, or other designee or, if there be no such designee, to RYAN's estate.

          9.   CONFIDENTIAL INFORMATION
               ------------------------

               9.1  Trade Secrets of SIZZLER.  RYAN, during the term of this
                    ------------------------
Agreement, will develop, have access to and become acquainted with various trade secrets wich are owned by SIZZLER and/or its affiliates and which are regularly used in the operation of the businesses of such entities. RYAN shall not disclose such trade secrets, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment by SIZZLER. All files, contracts, manuals, reports, letters, forms, documents, notes, notebooks, lists, records, documents, customer lists, vendor lists, purchase information, designs, computer programs and similar items and information, relating to the businesses of such entities, whether prepared by RYAN or otherwise and whether now existing or prepared at a future time, coming into his possession shall remain the exclusive property of such entities, and shall not be removed for purposes other than work-related from the premises where the work of SIZZLER is conducted, except with the prior written authorization by SIZZLER.

               9.2  Inventions and Improvements.  RYAN will communicate to
                    ---------------------------
SIZZLER, or SIZZLER's nominee, any and all inventions and improvements conceived by him, solely or jointly with other relating to the business of SIZZLER, and that he will assign to SIZZLER, or SIZZLER's nominee, all of his right, title and interest to any and all such inventions and improvements, including both United States and foreign frights.

               9.3  Continuing Effect.  The provisions of this Section 9 shall
                    -----------------
remain in effect after the Termination Date.

          10.  OTHER PROVISIONS
               ----------------

               10.1 Compliance With Other Agreements. RYAN represents and warrants to SIZZLER that the execution, delivery and performance of this Agreement will not conflict with or result in the violation or breach of any term or provision of any order, judgment, injunction, contract, agreement, commitment or other arrangement to which RYAN is a party or by which he is bound. RYAN acknowledges that SIZZLER is relying on his representation and warranty in entering into this Agreement, and agrees to indemnify

SIZZLER from and against all claims, demands, causes of action, damages, costs or expenses (including attorneys' fees) arising from any breach thereof.

               10.2 Attorney's Fees.  The prevailing party in any suit,
                    ---------------
arbitration or other proceeding brought to enforce any provisions of this Agreement, shall be entitled to recover all costs and expenses of the proceeding and investigation (not limited to court costs), including reasonable attorneys' fees.

               10.3 Entire Agreement.  This Agreement is the only agreement and
                    ----------------
understanding between the parties pertaining to the subject matter of this Agreement, and supersedes all prior agreements, summaries of agreements, descriptions of compensation packages, discussions, negotiations, understandings, representations or warranties, whether verbal or written, between the parties pertaining to such subject matter.

               10.4 Governing Law.  The invalidity, construction and performance
                    -------------
of this Agreement shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of California.

               10.5 Severability.  The invalidity or unenforceability of any
                    ------------
particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if any invalid or unenforceable provision were omitted.

               10.6 Amendment and Waiver.  This Agreement may be amended,
                    --------------------
modified or supplemented only by a writing executed by each of the parties. Either party may in writing waive any provision of this Agreement to the extent such provision is for the benefit of the waiving party. No waiver by either party of a breach of any provision of this Agreement shall be construed as a waiver of any subsequent or different breach, and no forbearance by a party to seek a remedy for noncompliance or breach by the other party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

               10.7 Notice.  Except as otherwise expressly set forth herein,
                    ------
any notices or communications required or permitted by this Agreement shall be deemed sufficiently given if in writing and when delivered personally or 48 hours after deposit with the United States Postal Service as registered or certified mail, postage prepaid and addressed as follows:

                    (a) If to SIZZLER, to the principal office of SIZZLER in the State of California, marked "Attention: President"; or

                    (b) If to RYAN, to the most recent address for RYAN appearing in SIZZLER'S records.

               10.8 Arbitration.  Any dispute, action, suit or proceeding
                    -----------
arising out of or relating to this Agreement or the interpretation, performance or breach of this Agreement shall, if demanded by any party, be determined and settled by arbitration to be held in the County of Los Angeles, State of California, in accordance with the rules of the American Arbitration Association. Any award rendered by the arbitrator shall be final and binding upon each party to the arbitration and judgment on the award may be entered in any court.

               10.9 Headings.  The Section and other headings contained in this
                    --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             SIZZLER INTERNATIONAL, INC.

/s/ Timothy J. Ryan                          By /s/ Kevin W. Perkins
- ------------------------------                  ----------------------------
TIMOTHY J. RYAN                              Its            C.E.O
                                                 ---------------------------

                                   EXHIBIT A
                                   ---------

                   TIMOTHY J. RYAN INCENTIVE AWARD PROGRAM
                   ----------------------------------------

     1.   Annual Incentive Award. On the terms and conditions set forth below,
          -----------------------
SIZZLER shall make an incentive award to RYAN for each of SIZZLER's 1996, 1997, 1988 and 1999 fiscal years in which the Pre-Tax Loss (as defined herein) has decreased, or the Pre-Tax Income (as defined herein) has increased, by six percent (6%) or more as compared to the Pre-Tax Loss or Pre-Tax Income for the preceding fiscal year. The incentive award shall be in the form of cash or stock options as provided in paragraph 4 of this Exhibit.

     For the purposes of this award program, the terms "Pre-Tax Income" and "Pre-Tax Loss" shall refer to any income or loss (excluding any extraordinary or non-recurring items) from SIZZLER's U.S. operations only, determined after expenses (including but not limited to G&A expenses) related to U.S. operations but before income taxes.

     2.   Amount of Incentive Award. Any incentive award shall be based on the
          --------------------------
Incentive Award Amount. The Incentive Award Amount shall be the dollar amount equal to the product of (A) fifty percent (50%) of RYAN's annual salary during the fiscal year for which the bonus is to be calculated, multiplied by (B) the percentage of incentive award earned by RYAN for the fiscal year for which the bonus is to be calculated, as set forth in paragraph 3 below.

     3.   Earned Percentage.
          ------------------

     (a) A percentage of incentive award shall be deemed to have been earned only for a fiscal year in which Pre-Tax Loss during such fiscal year has decreased, or Pre-Tax Income during such fiscal year has increased, by six percent (6%) or more as compared to Pre-Tax Loss or Pre-Tax Income during the preceding fiscal year.

     (b) If the percentage decrease in Pre-Tax Loss, or increase in Pre-Tax Income, or a combination of both, for any fiscal year is six percent (6%) or more, the percentage of incentive award earned by RYAN shall be determined with reference to the following schedule (provided, however, that the percentage of incentive award earned by RYAN shall not exceed one hundred percent (100%) for any fiscal year in which there is a Pre-Tax Loss):

     PRE-TAX INCOME/LOSS %                        PERCENTAGE OF
     INCREASE/DECREASE FROM PRIOR YEAR*           INCENTIVE AWARD
                                                  EARNED
          1-5                                          0
          6                                            10
          7                                            20
          8                                            30

          9                                      40
          10                                     50
          11                                     60
          12                                     70
          13                                     80
          14                                     90
          15                                     100
          16                                     120
          17                                     140
          18                                     160
          19                                     180
          20                                     200

     *Rounded to the nearest whole number.

     4.   Form of Incentive Award.
          ------------------------

     (a)  Pre-Tax Income.
          ---------------

          For any fiscal year for which an incentive award has been earned and for which there is Pre-Tax Income, SIZZLER shall make the incentive award in any combination of cash or options to purchase SIZZLER common stock that RYAN may elect (with the number and exercise price of such options to be calculated as set forth below in this paragraph 4(a)).

          The number and exercise price of options to purchase SIZZLER common stock delivered in lieu of cash pursuant to this paragraph 4(a) shall be determined as follows:

          (Incentive Award Amount - cash portion) X 1.2 = number of stock options

          Closing price of SIZZLER common stock at April 30 of the fiscal year for which the incentive award is earned - $1.00 = option exercise price


     (b)  Pre-Tax Loss.
          -------------

     For any fiscal year for which an incentive award has been earned, but in which there is a Pre-Tax Loss, SIZZLER shall make the incentive award as follows: (i) fifty percent (50%) in any combination of cash or options to purchase SIZZLER common stock that RYAN may elect (with the number and exercise price of such options to be calculated as set forth below in this paragraph 4(b)), and (ii) fifty percent (50%) in options to purchase SIZZLER common stock (with the number and exercise price of such options to be calculated as set forth above in paragraph 4(a).

     The number and exercise price of options to purchase SIZZLER common stock delivered in lieu of cash pursuant to this paragraph 4(b)(i) shall be determined as follows:

          (50%) of Incentive Award Amount - cash portion of such 50%), divided by price of SIZZLER common stock at April 30 of the fiscal year for which the bonus is earned = number of options

          Closing price of SIZZLER common stock at April 30 of the fiscal year for which the incentive award is earned = option exercise price

     5.   Time of Delivery. Any incentive award earned hereunder in respect of
          -----------------
any fiscal year shall be made as soon as practicable following completion of the fiscal year's audit. A cash incentive award shall be deemed to have been made when paid to RYAN and a stock option incentive award shall be deemed to have been made when a stock option agreement has been duly executed and delivered to RYAN by SIZZLER. Any incentive award to which RYAN is entitled hereunder in respect of any fiscal year during which he is employed for less than the entire fiscal year shall be prorated in accordance with the number of days in such fiscal year during which he is so employed.

                          SIZZLER INTERNATIONAL, INC.
                          ---------------------------

                     Non-Qualified Stock Option Agreement
                     ------------------------------------


          This Non-Qualified Stock Option Agreement ("Agreement") is made as of the 11TH day of JANUARY 1996, by and between Sizzler International, Inc., (the "Company") and TIMOTHY RYAN (the "Option Holder").

                                   RECITALS
                                   --------

          Whereas, the Board of Directors of the Company has adopted, and the stockholders of the Company have approved the Sizzler International, Inc. 1991 Employee Stock Incentive Plan (the "Plan") (previously entitled the Collins Foods, Inc. 1991 Employee Stock Incentive Plan).

          Whereas, the Plan provides among other things for the grant of various types of stock options to key employees of the Company and its subsidiaries including "Non-Qualified Options."

          Whereas, the term "Non-Qualified Option" is defined in the Plan to mean:

          "an option granted under this Plan that (1) either is not intended to be or is not denominated as an Incentive Option, or that does not qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and (2) that has an exercise price that is not less than the greater of (i) the aggregate Fair Market Value of the Option Shares on the date of grant of such option or (ii) the aggregate par value of the Option Shares."

          Whereas, pursuant to the Plan, the Committee administering the Plan has determined that it is to the advantage and best interest of the Company and its stockholders to grant a Non-Qualified Option to Option Holder on the terms and conditions set forth below as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and has approved the execution of this Non-Qualified Stock Option Agreement between the Company and the Option Holder.

          NOW, THEREFORE, the Company grants to Option Holder a Non-Qualified Option, as such term is used in the Plan, to purchase 300,000 shares of the Company's Common Stock, $.01 par value, at an option exercise price of $3.875 per share (which is not less than the closing price of shares of the Company's Common Stock on the New York Stock Exchange on the date hereof), and the Option Holder hereby confirms acceptance of such option, which is expressly subject to the following terms and conditions:

                                   Exhibit B

          1.   Term.  The specified term of this Non-Qualified Option shall be a
               ----
period of ten (10) years, commencing on the date of this Option.

          2.   Exercisability.  The number of shares which may be purchased
               --------------
under this Option is as follows:

               On or after November 1, 1996 Option Holder may purchase up to 100,000 shares at $3.875 per share;

               On or after November 1, 1997 Option Holder may purchase up to 100,000 shares at $3.875 per share;

               On or after November 1, 1998 Option Holder may purchase up to 100,000 shares at $3.875 per share.

               Provided, however, that if at any time before November 1, 1998
(A) there are at least 100,000 shares subject to this Option that have not yet become exercisable, and (B) the closing price of shares of the Company's Common Stock on the New York Stock Exchange has attained or exceeded $10 per share on each of ninety (90) consecutive trading days, then the next installment of 100,000 shares thereafter exercisable shall immediately become exercisable.

          All purchases of shares under this Option must be made before January 11, 2006.

          3.   Method of Exercise. This Non-Qualified Option may be exercised
               ------------------
only by the Option Holder or his transferees by will or the laws of decent and distribution, or, with respect to options granted on or after May 1, 1991, pursuant to a Qualified Domestic Relations Order ("QDRO") as defined by the Code or title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). This Non-Qualified Option may be exercised during its term by written notice thereof signed and delivered by the Option Holder (or permitted transferee) to the Secretary of the Company at its office in the City of Los Angeles, State of California. Such notice shall state the number of shares being purchased and shall be accompanied by the option exercise price for such shares in full in cash or by cashier's check. To the extent that it would not result in liability under Section 16 of the Securities Exchange Act of 1934 ("1934 Act") (unless the Option Holder consents to such liability and consents to disgorge any profits relating thereto to the Company), the option exercise price may instead be paid, in whole or in part, in any of the following forms:

               (a) By the delivery of Common Shares, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance, such shares to be valued on the basis of the Fair Market Value of such shares on the date of exercise, provided that the Company is not then prohibited from purchasing or acquiring Common Shares;

               (b) At the discretion of the Committee, by reducing the number of Common Shares to be delivered to the optionee upon such exercise (such reduction to be valued on the basis of the aggregate Fair Market Value, determined on the date of exercise, of the additional Common Shares that would otherwise have been delivered to Option Holder upon such exercise) provided that the Company is not then prohibited from purchasing or acquiring Common Shares; and/or

               (c) In the event the exercise of such option occurs on or after the Acceleration Date (as hereinafter defined), payment of the option exercise price (less the aggregate par value of the Common Shares being purchased) may instead be made by the delivery of a full-recourse, five-year promissory note bearing interest at the prime rate in the form attached hereto as Exhibit "A."

          4.   Nontransferability.  The Option Holder may not transfer this Non-
               ------------------
Qualified Option other than by will or by the laws of descent and distribution, or, with respect to options granted on or after May 1, 1991, pursuant to a QDRO. Except as provided herein, this Non-Qualified Option shall not be sold, transferred, assigned, conveyed, gifted, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

          5.   Covenants of the Option Holder.  During the term of this
               -------------------------------
Non-Qualified Option, the Option Holder agrees to devote his time, energy and skills during all normal working hours to the service of the Company or its subsidiaries and the promotion of its interests in accordance with the regular business policies of the Company and its subsidiaries.

          6.   Termination of Employment.  Except as provided below, if the
               -------------------------
Option Holder ceases to be employed by the Company or any of its subsidiaries within the term of this Option for any reason other than death or disability and the Option Holder shall not have then purchased all the shares represented by this Option, he shall thereafter have the right to exercise this Option only for the number of shares to which he was entitled under this Option on the date of such cessation of employment, and such right shall lapse and this Option shall terminate three (3) months after said termination date or upon the expiration of the specified term of this Option, whichever date is sooner. Notwithstanding the above, the Committee, in its sole discretion, may terminate this Option in all respects effective upon the termination of the Option Holder's employment if the Board of Directors or the committee makes a determination that the termination was the result of (i) refusal to perform his or her duties, (ii) gross or willful misconduct that is materially harmful to the Company or (iii) conviction of a crime of moral turpitude or a felony involving personal dishonesty, and any such determination shall automatically be deemed made retroactive to the date of said termination of employment.

          7.  (a)  Death or Disability of Option Holder. If the Option Holder
                   ------------------------------------
ceases to be an employee of the Company or any of its subsidiaries and without having fully exercised this Option, (1) in the case of death, the executors or administrators of his estate shall have the right to exercise this Option only for the number of shares to which the Option Holder was entitled to exercise this Option on the date of his death, and such right shall lapse and this Option shall terminate twelve (12) months after the date of Option Holder's death or upon the expiration of the specified term of this Option, whichever date is sooner, or (2) in the case of disability, the Option Holder shall have the right to exercise this Option only for the number of shares to which the Option Holder was entitled to exercise this Option on the date of his cessation of employment due to disability and such right shall lapse and this Option shall terminate twelve (12) months after the date of the Option Holder's cessation of employment due to disability or upon the expiration of the specified term of this Option, whichever date is sooner.

              (b)  Qualified Domestic Relations Order. The maximum portion of
                   ----------------------------------
this Option that may be transferred to an alternate payee under a QDRO is the portion representing the number of shares that were immediately exercisable hereunder as of the effective date of the QDRO. An alternate payee's right to exercise the portion of this Option transferred under a QDRO shall lapse and the transferred portion of this Option shall terminate three (3) months after the date of transfer, or upon the expiration of the specified term of this Option, whichever date is sooner.

          8.  Adjustments. If the outstanding securities of the class then
              -----------
subject to this Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or if cash, property and/or securities are distributed in respect such outstanding securities, in either case as a result of a reorganization, merger or consolidation that shall not have been affirmatively recommended to the stockholders of the Company by the Board of Directors, or as a result of a recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, then, unless such event shall cause the Plan to terminate pursuant to
Section 13(b) thereof, the Committee shall make appropriate and proportionate adjustment in the number and type of shares or other securities or cash or other property that may be acquired upon the exercise in full of this Option, provided, however, that any such adjustment shall be made without changing the aggregate exercise price of the unexercised portion of this Option.

          9.   Acceleration. Notwithstanding anything to the contrary set forth
               -------------
above, the Option shall become fully exercisable upon the first to occur of the following (the "Acceleration Date"):

               (a) the date of dissemination to the stockholders of the Company of a proxy statement seeking stockholder approval of a reorganization, merger or consolidation of the company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property and/or securities not issued by the Company, unless such reorganization, merger or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board;

               (b) the first date of public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the 1934 Act) of such person or entity, shall have become, or shall intend to become, or shall have commenced a tender offer or exchange offer the consummation of which would result in such person or entity becoming, the Beneficial Owner (as defined in Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Company representing 25% or more of the voting power of the Company, provided, however, that the terms "person" and "entity," as used in this subsection (b) shall not include
(i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, (iii) any entity holding voting securities of the Company for or pursuant to the terms of any such plan, (iv) any person or entity who or which, together with all Affiliates and Associates of such person or entity, is, on the date of adoption of the Plan by the Board, the Beneficial Owner of voting securities of the Company representing 15% or more of the voting power of the Company, or (v) any Affiliate or Associate of any person or entity described in (iv) above;

               (c) the first date upon which directors of the Company who were nominated by the Board for election as directors shall cease to constitute a majority of the authorized number of directors of the Company; or

               (d) the date of dissemination to the stockholders of the Company of a proxy statement disclosing a change of control of the Company.

          10.  Termination. Notwithstanding anything to the contrary set forth
               ------------
in this Agreement, this Option shall terminate upon the first to occur of the following:

               (a)  the dissolution or liquidation of the Company;

               (b) a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property and/or securities not issued by the Company, which reorganization, merger or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board; or

               (c) a sale of substantially all of the property and assets of the Company.

          11.  Requirements of Law and of Stock Exchanges.  The issuance of
               ------------------------------------------
shares upon the exercise of this Option shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of such shares. In addition, the Company shall not be required to issue or deliver any certificate or certificates for such purchase upon exercise of this Option prior to the admission of such shares to listing on notice of issuance on the New York Stock Exchange or any other stock exchange on which shares of the Company's Common Stock are then listed.

          By accepting this Option, the Option Holder represents and agrees for himself and his permitted transferrees that unless a registration statement under the Securities Act of 1933 is in effect as to shares purchased upon any exercise of this Option, any and all shares so purchased shall be acquired for investment and not for sale or for distribution, and any notice of the exercise of any portion of this Option delivered to the Company pursuant to paragraph 3 hereof shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for investment and not for sale or distribution.

          12.  Notices.  Any notice to be given to the Company shall be
               -------
personally delivered to or addressed to the Secretary of the Company, at its principal office, and any notice to be given to the Option Holder shall be addressed to him at the address given beneath his signature hereto, or at such other address as the Option Holder may hereafter designate in writing to the Company. Any notice to the Option Holder is deemed given when enclosed in a property sealed envelope addressed as aforesaid, registered or certified, and deposited, postage and registration or certification fee prepaid, in a post office or branch post office regularly maintained by the United States.

          13.  Payment of Income Taxes.  If the Company is required to withhold
               -----------------------
an amount on account of any federal, state or local tax (including, without limitation, any income, FICA, disability insurance, or employment tax) imposed as a result of the exercise of the Option or any right granted in tandem with this Option, the Option Holder shall, concurrently with such withholding, pay such amount to the Company in full in cash; provided, however, that in the discretion of the Committee, and to the extent that it would not result in liability under Section 16 of the 1934 Act (unless the Option Holder consents to such liability and consents to disgorge any profits relating thereto to the company), the payment of such amount to the Company may be made, in whole or in part:

               (a) with Common Shares delivered by such purchaser or optionee concurrently with such withholding, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, fee and clear of any pledge, commitment, lien, or other encumbrance (such shares to be valued on the basis of the Fair Market Value of such shares on the date of such sale or exercise), provided that the Company is not then prohibited from purchasing or acquiring Common Shares; and/or

               (b) by reducing the number of Common Shares to be delivered to such optionee upon exercise of such option (such reduction to be valued on the basis of the aggregate Fair Market Value (determined on the date of such exercise) of the additional Common Shares that would otherwise have been delivered to such optionee upon exercise of such option), provided that the Company is not then prohibited from purchasing or acquiring Common Shares.

          14.  Sale Restrictions. To the extent that any of the following
               -----------------
transactions would result in liability under Section 16 of the 1934 Act, then, unless the Option Holder consents to such liability and consents to disgorge any profits relating thereto to the Company, an Option Holder may not (i) sell any shares of Common Stock obtained in exercise of this Non-Qualified Option (or obtained in exercise of a tandem Stock Appreciation Right) until at least six
(6) months after the date of grant of this Option, (ii) in the case of a tandem Stock Appreciation Right, receive cash in lieu of shares of Common Stock until at least six (6) months after the date of grant of this Option, or (iii) in the case of an exercise of this Option prior to May 1, 1991, sell any shares of Common Stock received in such exercise until at least six (6) months after the date of exercise of this Option.

          15.  Stock Option Plan. This Option is subject to all of the terms and
               -----------------
conditions of the Company's 1991 Employee Stock Incentive Plan as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall, without the Option Holder's consent, adversely affect the Option Holder's rights under this Option. The interpretation and construction by the Committee of the Plan, this Agreement, the Option, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Option Holder. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

          16.  Employment. Nothing in the Plan, this Agreement, or the Option
               -----------
shall (a) confer upon the Option Holder any right to continue in the employment of the Company or any of its subsidiaries, (b) adversely affect the right of the Company or any of its subsidiaries to terminate his employment, with or without cause, or (c) confer upon the Option Holder any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan.

          17.  Stockholder Rights. No person or entity shall be entitled to
               -------------------
vote, receive dividends, or be deemed for any purpose the holder of any Common Stock purchasable hereunder until this Option shall have been duly exercised to purchase such Common Stock in accordance with the provisions of this Agreement.

          18.  Governing Law. This Agreement and the Option granted hereunder
               --------------
shall be construed and enforced in accordance with the laws of the State of Delaware (except to the extent preempted by federal law).

          IN WITNESS WHEREOF, the Company has granted and issued this Option, at Los Angeles, California, on the day and year first above written.


SIZZLER INTERNATIONAL, INC.

By:_______________________________
     KEVIN W. PERKINS

                                             ACCEPTED:

                                             _________________________________
                                             Option Holder

                                             _________________________________
                                             Social Security Number

                                             _________________________________
                                             Address

                                             _________________________________

                                   EXHIBIT A

                                PROMISSORY NOTE

$______________                                            Los Angeles,
California
                                                           _______________, 19__


          FOR VALUE RECEIVED, ________________ ("Borrower") hereby promises to pay to the order of Sizzler International, Inc., a Delaware corporation ("Lender"), at such place as shall be designated by Lender from time to time, the principal sum of $________________ ($___________), with interest thereon upon all principal remaining from time to time unpaid computed from the date hereof at an annual rate equal to the prime rate or reference rate announced from time to time by Manufacturers Hanover Trust or any successor in interest thereof.

          Principal and interest shall be paid in five equal annual installments of an amount calculated to pay in full all principal and interest due hereunder, which installments shall be due and payable on the first anniversary hereof and on each anniversary thereafter to and including the fifth anniversary hereof; provided, however, that all principal and all accrued but unpaid interest shall be due and payable on the fifth anniversary hereof.

          Borrower shall have the right at any time and without prepayment premium to prepay any or all of the accrued but unpaid interest and the outstanding principal balance; provided, however, that each prepayment made by Borrower to the holder hereof shall be credited first to the accrued but unpaid interest and any remainder to the outstanding principal balance, and interest shall thereupon cease to accrue with respect to principal so credited.

          Upon the failure to make any payment as provided herein, the holder hereof may apply payments received on any amounts due hereunder as the holder hereof may determine, and if the holder hereof so elects, notice of such election being expressly waived, the outstanding principal balance hereunder together with all accrued interest thereon shall at once become due and payable. In the event of such acceleration, the holder hereof shall credit all payments received on any amounts due hereunder first to the accrued but unpaid interest due hereunder, and then any remainder to the outstanding principal balance hereunder.

          All agreements between the Borrower and the holder hereof are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of the maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision of this Promissory Note or of any other agreement referred to herein, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be
                                              ---- -----
fulfilled shall be reduced to the limit of such validity, and if from any circumstances the holder hereof shall ever receive as interest an amount that would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and the holder hereof.

          If this Promissory Note is not paid when due, whether at maturity or by acceleration, Borrower promises to pay all costs of collection incurred by the holder hereof, including, but not limited to, reasonable attorneys' fees, whether or not suit is filed hereon.

                                             Borrower

                                             _________________________________

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     This First Amendment to Employment Agreement (the "Amendment") is made and entered into as of the first day of May, 1996 by and among SIZZLER INTERNATIONAL, INC., a Delaware corporation ("SIZZLER"), and TIMOTHY J. RYAN ("RYAN") with respect to that certain Employment Agreement dated as of October 30, 1996 by and among SIZZLER and RYAN (the "Agreement").

     SIZZLER and RYAN hereby agree as follows, effective as of the date hereof:

     1. The Incentive Award Program attached to the Employment Agreement as Exhibit A (the "Old Bonus Program") is hereby deleted as an exhibit to the Employment Agreement and shall be of no further force or effect. In its place and as a substitute SIZZLER offers, and RYAN accepts in lieu of the benefits to which he was entitled under the Old Bonus Program, the Bonus Program attached to this Amendment as Exhibit A.

     2. Paragraph 3.3 of the Employment Agreement shall be amended to read in full as follows:

          3.3 Bonus Program. During the term of this Agreement, RYAN shall be entitled to participate in the Bonus Program described in Exhibit A hereto (the "Bonus Program"). SIZZLER shall review the Bonus Program annually and may, in the discretion of its Board of Directors, increase the Bonus Program benefits to RYAN in light of his performance and other factors, and if so increased, those benefits shall not thereafter be decreased.

     3. Except as set forth in Sections 1 and 2 of this Amendment, the Agreement remains in full force and effect.

     IN WITNESS WHEREOF, this Amendment is executed on the day and year first above written.


                                            SIZZLER INTERNATIONAL, INC.


/s/ Timothy J. Ryan                         /s/ Kevin W. Perkins
- --------------------------------            --------------------------------
TIMOTHY J. RYAN                             KEVIN W. PERKINS

                          SIZZLER INTERNATIONAL, INC.
                          ---------------------------

                                 BONUS PROGRAM

                                  May 1, 1996
                                  -----------

PROGRAM
- -------

     This Executive Bonus Program is provided by Sizzler International, Inc. (the "Company") to Participant on the terms and conditions set forth below. The term of the Program begins on May 1, 1996 and continues until the Program Termination Date.

     In consideration of Participant remaining in the employment of the Company until the accomplishment of a Key Objective, the Company will, in connection with the first Key Objective to occur, pay to the Participant a one-time cash bonus equal to the Bonus Amount.

     The bonus will paid in connection with only the first Key Objective to occur (i.e., a Transaction or an Emergence, but not both). Payment of the bonus
                           --
will be made on or before the fifth business day following the Transaction Date or the Emergence Date, as the case may be. The Participant will not earn the bonus, and entitlement to the bonus will not accrue, until the occurrence of the first Key Objective. Payment of the bonus will be subject to Participant's eligibility on such date.

TERMS AND CONDITIONS
- --------------------

     PARTICIPANT:          Timothy J. Ryan

     BONUS AMOUNT:         100% of the Participant's annual base salary on the
                           Program Termination Date.

     ELIGIBILITY:          To be eligible, the Participant must remain
                           continuously employed by the Company or any of its subsidiaries on a full-time basis throughout the term of the Program.

     KEY OBJECTIVES:       1. Confirmation of a plan of reorganization for the
                              Company in any proceeding under Chapter 11 of the federal bankruptcy law, which proceeding is commenced on or before May 1, 1997; or

                           2. Consummation of a Transaction on or before the
                              Emergence Date.

     TRANSACTION:          Whether in one or a series of related or roughly
                           contemporaneous transactions, any merger or consolidation, tender or exchange offer, change of control, sale of all or substantially all assets, negotiated sale, leveraged buyout, or other extraordinary corporate transaction involving the assets, securities, or businesses of the Company.

     EMERGENCE DATE:       The effective date of the court order confirming the
                           Company's plan of reorganization.

     TRANSACTION DATE:     The effective date of the consummation of a
                           Transaction.

     PROGRAM
     TERMINATION DATE:     The first to occur of an Emergence Date, a
                           Transaction Date, or May 1, 1998.


                                   EXHIBIT A